SEPARATION AGREEMENT

This Separation and Release Agreement (“Agreement”), dated as of January 11, 2010 (the “Execution Date”), is entered into by and between David L. Bere (“Executive”) and Dollar General Corporation (together with its subsidiaries and affiliates, the “Company”) (which, together with its successors, officers, and directors (as of the Execution Date), are collectively referred to as the “Beneficiaries”).  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Employment Agreement (defined below).

WHEREAS, the Company and Executive entered into an employment agreement regarding Executive’s employment with the Company, dated July 6, 2007, as amended from time to time (the “Employment Agreement”); and

WHEREAS, Executive currently holds common stock of the Company (“Stock”) and options to purchase Stock (“Options”) pursuant to that certain Management Stockholder’s Agreement with the Company dated July 6, 2007 (the “MSA”), and the stock option agreements with the Company pursuant to which Executive received grants of Options (each an “Option Agreement”);

WHEREAS, the Company and Executive have agreed that Executive’s employment with the Company will terminate effective as of the close of business on January 29, 2010 (the “Termination Date”), and that such termination is being treated as a termination without Cause for purposes of the Employment Agreement, the MSA and each Option Agreement; and

WHEREAS, in connection with the foregoing, the Company and Executive have agreed to certain terms and conditions of the consequences of Executive’s termination of employment not currently provided for in the agreements referenced above, as set forth in this Agreement, and the terms of this Agreement shall constitute an amendment to the terms of the MSA and each Option Agreement; and

NOW, THEREFORE, in consideration of the recitals, promises, and other good and valuable consideration specified herein, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company, on behalf of all the Beneficiaries, agree as follows:

1.

EFFECTIVENESS OF AGREEMENT; TERMINATION OF EMPLOYMENT.

1.1

Effectiveness of Agreement.  This Agreement shall become effective upon the Execution Date; provided, however, that if, subsequent to Executive’s execution of this Agreement, he revokes the General Release (as defined in Section 3.1 below), Executive and the Company shall cease to have any obligations under this Agreement and this Agreement shall be immediately null and void and of no further force and effect.  In the event of such cessation, the terms of the Employment Agreement, Option Agreements and MSA shall continue as in effect prior to the date of this Agreement without any modification reflected in this Agreement.

1.2

Termination of Employment.  Effective as of the Termination Date, Executive agrees that he will no longer be employed by or serve in any position with the Company and will be deemed to have resigned from all such positions.  The parties acknowledge that on the Termination Date, Executive shall incur a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.

PAYMENTS AND BENEFITS; EQUITY PROVISIONS

2.1

Payments.  Subject to the expiration of the Revocation Period (as defined in Section 3.2 below) without revocation of the General Release by Executive and to Executive’s continued compliance with the Restrictive Covenants (as defined in Section 5 below), the Company will pay to

Executive on the sixtieth day following the Termination Date (except as provided in (b) below)  the amounts specified in this Section:

(a)

Base Salary and Target Bonus Severance Payments.  The Company will pay to Executive, in a lump sum, an amount equal to $2,581,752.00, which amount represents two times Executive’s (x) Base Salary at the annual rate in effect on the Termination Date (i.e., $759,339) and (y) target bonus as in effect on the Termination Date (i.e., $531,537).

(b)

2009 Actual Annual Bonus Payment.  The Company will pay to Executive, in a lump sum, an amount equal to the actual bonus that would have been due to Executive under the Bonus Plan (if any) in respect of the Company’s fiscal year ending January 29, 2010 (the “Bonus Amount”) had Executive remained employed with the Company through the date on which such Bonus Plan payments are made, which Bonus Amount (if any) will be calculated and paid at the same time as such bonus payments are calculated for the Company’s senior executives under the Bonus Plan.

(c)

Health and Welfare Payment.  In accordance with Section 12(b)(iii) of the Employment Agreement, the Company will pay to Executive, in a lump sum, an amount equal to $19,790.00, which amount represents two times the annual contribution made by the Company for Executive’s participation in the Company’s medical, dental and vision benefits program.

2.2

Equity.

(a)

New Options.   The parties hereto acknowledge and agree that all outstanding Options granted pursuant to the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates, as amended from time to time (the “Plan”) (the “New Options”) and held by Executive as of the Termination Date will be treated as follows: (i) all vested New Options as of the Termination Date (including, for the avoidance of doubt, that certain percentage of the Performance Option (as defined in the Option Agreement applicable to the New Options) that is scheduled to vest on January 29, 2010, to the extent the applicable performance targets under the Option Agreement are achieved) will be exercisable by Executive in accordance with the terms of the applicable Option Agreement, as amended by Section 2.2(e) below, (ii) all unvested New Options as of the Termination Date shall expire as of the Termination Date, with no consideration to be paid therefor, and (iii) except as provided in Section 2.2(e) below, the vested New Options shall remain subject to the terms and conditions of the Plan and the applicable Option Agreement pursuant to which Executive was granted such New Options.

(b)

Rollover Options.   The parties hereto acknowledge and agree that all outstanding options to purchase Stock held by Executive as of the Termination Date and granted on or prior to July 6, 2007 pursuant to the 1998 Stock Incentive Plan of Dollar General Corporation, as amended from time to time (the “1998 Plan”) (the “Rollover Options”) will be exercisable by Executive in accordance with the terms of the applicable Option Agreement, as amended by Section 2.2(e) below.  The Rollover Options shall remain subject to the terms and conditions of the 1998 Plan and the applicable Option Agreement pursuant to which Executive was granted such Rollover Options, subject to Section 2.2(e) below.

(c)

Amendment of MSA.  The Company and Executive agree that Section 6 of the MSA is hereby amended effective as of the Execution Date so that Company’s rights to purchase Executive’s Stock, New Options or Rollover Options (as described in Section 6 of the MSA) shall be terminated and extinguished for purposes of any Stock, New Options and Rollover Options covered hereunder.

(d)

Waiver of Transfer Restrictions.  Executive is and will continue to be subject to that certain Lock-up Agreement entered into on October 31, 2009 with the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., KKR Capital Markets LLC, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.  Upon the expiration of that Lock-up Agreement, the Company hereby waives the transfer restrictions set forth in the MSA applicable to all Stock, including Stock underlying the Options, whether now owned or hereafter acquired.

(e)

Amendments to Option Agreements.   The Option Agreements are hereby amended effective as of the Execution Date to provide that (within the exercise period applicable to the termination of Executive’s employment without Cause by the Company) Executive may, upon five business days prior written notice to the Company (attention: General Counsel), request to surrender to the Company a portion of the Stock held by Executive or a portion of Stock underlying the New Options or Rollover Options, as applicable, in order to pay the exercise price and/or the minimum withholding tax obligation incurred by Executive in connection with the exercise of any vested New Options or Rollover Options, as applicable.

(f)

Continued Effectiveness of Equity Agreements.  Except as otherwise provided herein, nothing in this Section 2.2 shall be construed to amend, alter, revise or change any other terms or conditions of the Option Agreement or the MSA, each of which shall continue in full force and effect in accordance with their terms as in effect as of the Execution Date.

2.3

Other Payments and Benefits.

(a)

Retirement Benefits.  Pursuant to Section 11(a) of the Employment Agreement, Executive shall be entitled to all benefits that he has accrued or in which he has become vested under any Benefit Plans1 maintained by the Company in accordance with their terms.

(b)

Unpaid Amounts.  Pursuant to Section 11(a) of the Employment Agreement, on the first regularly scheduled payroll date occurring on or after the Termination Date, the Company will pay Executive, in one lump sum, all unpaid Base Salary accrued through the Termination Date and, to the extent Executive is entitled pursuant to the applicable plans or policies, any other cash amounts in respect of unused vacation/paid time off and unreimbursed business expenses.

(c)

Outplacement Services.  Pursuant to Section 12(b)(iv) of the Employment Agreement, Executive shall be entitled to outplacement services, provided by the Company, until the earlier of (i) one year following the Termination Date and (ii) the date Executive secures employment.

2.4 Tax Withholding.   The Company may withhold from any amounts payable in cash under this Agreement such Federal, state and local taxes as may be required to be withheld in respect of any payment and/or any benefit provided for under this Agreement pursuant to any applicable law or regulation.

3.

RELEASES; EXECUTIVE REPRESENTATIONS

3.1

General Releases.

1 Benefit Plans as defined in the Employment Agreement includes the 401(k) Retirement and Savings Plan and CDP/SERP Plan.

As required under Section 12(b) of the Employment Agreement, for and in consideration of the payment of the amounts and the provision of the benefits described in Section 2.1 and Section 2.2 of this Agreement, Executive hereby agrees to execute a release of all claims against the Beneficiaries in the form attached as Exhibit I hereto (the “General Release”) on the Execution Date.

3.2

Executive’s Representations and Warranties.

Executive represents that he has carefully read and fully understands the terms of this Agreement, and that Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this Agreement.  Executive acknowledges and agrees that he is executing this Agreement willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in Section 2 of this Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Agreement, other than those set forth in this Agreement.  Executive further acknowledges, understands, and agrees that as of the Termination Date his employment with the Company will terminate, that the provisions of Section 2 of this Agreement are in lieu of any and all payments and benefits to which Executive may otherwise be entitled to receive pursuant to the Employment Agreement, that Executive will not apply for or otherwise seek employment with the Company or any of its parents, companies, subsidiaries, divisions or affiliates.  Executive understands that, except as otherwise expressly provided for under this Agreement, he will not receive any payments or benefits under this Agreement until the seven (7) day revocation period provided for under the General Release has passed, and then, only if he has not revoked the General Release (such period, the “Revocation Period”).

4.

 WAIVER OF JURY TRIAL

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREIN.  Each of the parties hereto also waives any bond or surety or security upon such bond, which might, but for this waiver, be required of any of the other parties. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement or the General Release after the expiration of the Revocation Period without revocation of the General Release by Executive, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each of the parties hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings.  Each of the parties hereto further warrants and represents that each has reviewed this waiver with his or its legal counsel and that each knowingly and voluntarily waives his or its jury trial rights following consultation with legal counsel.  After the expiration of the Revocation Period without revocation of the General Release by Executive, this waiver will become irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

5.

RESTRICTIVE COVENANTS

Executive hereby acknowledges and agrees that he shall continue to be bound by the covenants not to disclose Confidential Information (as defined in the Employment Agreement) and the other restrictive covenants contained in Sections 14 through 20 of the Employment Agreement, each in accordance with the terms thereof, except as modified herein (collectively, the “Restrictive Covenants”, and any such individual covenant, a “Restrictive Covenant”).

6.

INDEMNIFICATION/D&O LIABILITY INSURANCE

Executive shall continue to be indemnified for acts and omissions in his capacity as an officer of the Company that occur on or prior to the Termination Date to the fullest extent permitted under applicable law and pursuant to the corporate governance documents of the Company as in effect from time to time.  The Company agrees that for purposes of this Section 6 it shall interpret and/or apply any provision of applicable law or any corporate governance document relating to indemnification (including advancement of expenses) with respect to Executive in a manner consistent with how such provisions are interpreted and applied by the Company to then active executive officers of the Company.  Executive shall be covered under the Company’s directors’ and officers’ liability insurance policies in effect from time to time on the same basis that other former directors and officers are covered.

7.

COMPLIANCE WITH SECTION 409A

It is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be nonqualified deferred compensation subject to Section 409A of the Code (“Section 409A”) shall be paid and provided in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

(i)

Notwithstanding any other provision of this Agreement, the Company is authorized to amend this Agreement, to void or amend any election made by Executive under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by it to be necessary or appropriate to comply, or to evidence or further evidence required compliance, with Section 409A (including any transition or grandfather rules thereunder).

(ii)

Neither Executive nor the Company shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any manner which would not be in compliance with Section 409A (including any transition or grandfather rules thereunder).

(iii)

If Executive is a specified employee of a publicly traded corporation as required by Section 409A(a)(2)(B)(i) of the Code, any payment or provision of benefits in connection with a separation from service payment event (as determined for purposes of Section 409A) shall not be made until six months after Executive’s separation from service (the “409A Deferral Period”).  In the event such payments are otherwise due to be made in installments or periodically during the 409A Deferral Period, the payments which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled.  In the event benefits are required to be deferred, any such benefit may be provided during the 409A Deferral Period at Executive ’s expense, with Executive having a right to reimbursement from the Company once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled.

8.

GOVERNING LAW; RESOLUTION OF DISPUTES

8.1

Governing Law.

This Agreement and the General Release shall each be governed and interpreted in accordance with and enforced in all respects pursuant to the laws of the State of Tennessee, irrespective of the choice of law rules of that or any other jurisdiction that direct the application of the laws of any jurisdiction other than the State of Tennessee.

8.2

Resolution of Disputes.

Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement following the expiration of the Revocation Period without revocation of the General Release by Executive (other than with respect to any injunction or order of specific performance obtained by the Company under Section 5 of this Agreement) that cannot be resolved by you and the Company, including any dispute as to the calculation of Executive’s benefits or any payments hereunder, shall be submitted to arbitration in the metropolitan area of the city in which Executive is primarily employed immediately prior to the Termination Date in accordance with the procedures of the American Arbitration Association, which arbitration shall be a binding and conclusive settlement of any such claims or disputes.  This Agreement and any dispute thereunder shall be construed, interpreted and governed in accordance with the laws of the State of Tennessee without reference to rules relating to conflicts of law.  Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

9.

SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement or the remaining portion of a partially invalid provision, which shall remain in force, and, if possible, the provision in question shall be modified by the court so as to be rendered enforceable.

10.

CONSTRUCTION

Each party and its counsel have reviewed this Agreement and the General Release and have been provided the opportunity to review this Agreement and the General Release and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or the General Release.  Instead, the language of all parts of this Agreement and the General Release shall be construed as a whole, and according to their fair meaning, and not strictly for or against either party.

11.

ENTIRE AGREEMENT; COUNTERPARTS

11.1

The Agreement and the General Release together set forth the entire agreement between the parties hereto and, after the expiration of the Revocation Period without revocation of the General Release by Executive, fully supersede any and all prior agreements or understandings, including the Employment Agreement (except for Sections 14 through 20 thereof), the Option Agreements and the MSA between the parties hereto with respect to the matters specifically addressed herein. To the extent there is any conflict between this Agreement and the Employment Agreement, MSA or Option Agreements, the terms of this Agreement shall govern.

11.2

This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

DOLLAR GENERAL CORPORATION

By:	/s/ S. Lanigan

Name:	Susan S. Lanigan

Title:	EVP, GC

DAVID L. BERE

/s/ David L. Bere

Exhibit I

GENERAL RELEASE

THIS RELEASE (“Release”) is made and entered into by and between David L. Bere (“Employee”) and DOLLAR GENERAL CORPORATION, and its successor or assigns (“Company”).

WHEREAS, Employee and Company have agreed that Employee’s employment with Dollar General Corporation shall terminate as of the close of business on January 29, 2010;

WHEREAS, Employee and the Company have previously entered into that certain Employment Agreement, effective July 6, 2007, as amended from time to time (“Employment Agreement”), in which the form of this Release is incorporated by reference;

WHEREAS, Employee and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee’s employment, and termination of employment, with appropriate releases, in accordance with the Employment Agreement, and also to delineate certain additional agreements with respect to those certain Option Agreements and MSA (each as defined in the Separation Agreement as defined below) and to that effect have entered into that certain Separation Agreement dated January 11, 2010 (the “Separation Agreement”);

WHEREAS, the Company desires to compensate Employee in accordance with the Separation Agreement and the Employment Agreement, as applicable for service Employee has provided and/or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.

Claims Released Under This Agreement.

In exchange for receiving the benefits described in Section 6 and Section 12 of the Employment Agreement and detailed in the Separation Agreement, as well as those additional benefits described in Section 2.2 of the Separation Agreement, Employee hereby voluntarily and irrevocably waives, releases, dismisses with prejudice, and withdraws all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which Employee ever had, may have, or now has against Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Releasees”), arising from or relating to (directly or indirectly) Employee’s employment or the termination of employment or other events that have occurred as of the date of execution of this Agreement, including but not limited to:

a.

claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. § 1981, the Sarbanes Oxley Act of 2002, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act;

b.

claims for violations of any other federal or state statute or regulation or local ordinance;

c.

claims for lost or unpaid wages, compensation, or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, fraud, misrepresentation, conversion, tortious interference, breach of contract, or breach of fiduciary duty;

d.

claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company (except for those benefits owed under any other plan or agreement covering Employee which shall be governed by the terms of such plan or agreement); or

e.

any other claims under state law arising in tort or contract.

2.

Claims Not Released Under This Agreement.

In signing this Release, Employee is not releasing any claims that may arise under the terms of this Release or which may arise out of events occurring after the date Employee executes this Release.

Employee also is not releasing claims to benefits that Employee is already entitled to receive under any other plan or agreement covering Employee which shall be governed by the terms of such plan or agreement.  However, Employee understands and acknowledges that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company, and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

Nothing in this Release shall prohibit Employee from engaging in activities required or protected under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of the law.

3.

No Assignment of Claim.  Employee represents that Employee has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any party prior to the date of this Release.

4.

Compensation.  In accordance with the Employment Agreement, the Company agrees to pay Employee or, if Employee becomes eligible for payments under Section 6 and Section 12 of the Employment Agreement (as detailed in the Separation Agreement) but dies before receipt thereof, Employee’s spouse or estate, as the case may be, the amount provided in Section 6 and Section 12 of the Agreement; and the Company further agrees to allow Employee’s spouse or estate, as the case may be, the opportunity to exercise the New Options and Rollover Options (as defined in the Separation Agreement) in accordance with the provisions of Section 2.2 of the Separation Agreement, so long as such spouse or estate, as applicable, also agrees to be bound by the provisions of the MSA (as defined in the Separation Agreement), as amended under Section 2.2 of the Separation Agreement.

5.

Publicity; No Disparaging Statement.  Except as otherwise provided in Section 14 of the Employment Agreement, Section 2 of this Release, and as privileged by law, Employee and the Company covenant and agree that they shall not engage in any communications with persons outside the Company which shall disparage one another or interfere with their existing or prospective business relationships.

6.

No Admission Of Liability.  This Release shall not in any way be construed as an admission by the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person.

7.

Voluntary Execution.  Employee warrants, represents and agrees that Employee has been encouraged in writing to seek advice regarding this Release from an attorney and tax advisor prior to signing it; that this Release represents written notice to do so; that Employee has been given the opportunity and sufficient time to seek such advice; and that Employee fully understands the meaning and contents of this Release. Employee further represents and warrants that Employee was not coerced, threatened or otherwise forced to sign this Release, and that Employee’s signature appearing hereinafter is voluntary and genuine.  EMPLOYEE UNDERSTANDS THAT EMPLOYEE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO ENTER INTO THIS RELEASE.

8.

Ability to Revoke Agreement.  EMPLOYEE UNDERSTANDS THAT  THIS RELEASE MAY BE REVOKED BY EMPLOYEE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF EMPLOYEE’S EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD.  EMPLOYEE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON EMPLOYEE AND EMPLOYEE’S HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:

“COMPANY”

DOLLAR GENERAL CORPORATION

By:	/s/ S. Lanigan
Its:	General Counsel

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE.  I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

“EMPLOYEE”

/s/ David L. Bere
David L. Bere

WITNESSED BY:

/s/ Bob Ravener

Date	1/11/2010